                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                          Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   July 29, 1999


                         NICOLLET PROCESS ENGINEERING, INC.
               (Exact name of registrant as specified in its charter)



           Minnesota                  0-27928                 41-1528120
           ---------                  -------                 ----------
 (State or other jurisdiction       (Commission           (I.R.S. Employer
       of incorporation)            File Number)         Identification No.)


                   420 North Fifth Street, Ford Centre Suite 1040
                           Minneapolis, Minnesota  55401
                           -----------------------------
                      (Address of principal executive offices)

         Registrant's telephone number, including area code:  (612) 339-7958
                                                              --------------

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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

     On June 3, 1998, Norwest Business Credit, Inc. assigned all of its right, title and interest in the Company's credit facilities with Norwest Business Credit, Inc. to TECHinspirations, Inc. ("TECH"), a Nevada corporation and a wholly-owned subsidiary of TECH Cayman. The loan documents underlying the credit facility (the "Credit Facility") consisted of a revolving promissory note, dated May 28, 1997, in the principal amount of $800,000, a credit and security agreement which, among other things, granted TECH a security interest in all of the Company's assets. TECH Cayman has advanced funds to the Company under the Credit Facility since June 3, 1998, and as of June 30, 1999, the aggregate amount advanced to the Company was $3,277,277. TECH Cayman used internal funds to make the advance. On July 29, 1999, the Company, TECH and TECH Cayman entered into an Acknowledgement and Amending Agreement pursuant to which the Credit Facility was assigned to TECH Cayman. TECH Cayman may continue to make discretionary advances to the Company under the Credit Facility.

     Effective November 30, 1998, the Company entered into a Letter of Intent with TECHinspirations, Inc., a Nevada corporation ("TECH"), which provided for the basis on which TECHinspirations, Inc. (Cayman), a Cayman Island corporation ("TECH Cayman"), would provide $3,000,000 in debt/equity financing
(the "Financing") to the Company. The terms of the Financing included the issuance of 1,500,000 shares of Preferred Stock at a price of $1.00 per share, the proceeds of which would be used to repay $1,500,000 of the advances under a credit facility which was assigned by Norwest Business Credit, Inc. To TECH on June 3, 1998 (the "Credit Facility"). The Credit Facility is secured by a security interest in all of the Company's assets. In addition, the Company would issue TECH Cayman a warrant to purchase an additional 1,500,000 shares of Preferred Stock at an exercise price of $1.00 per share (the "Preferred Stock Warrant"). The Preferred Stock Warrant would expire three years after the closing of the Financing or repayment of the Credit Facility, whichever were later. The Preferred Stock would have the following rights and preferences. Each share of Preferred Stock would be convertible at the option of the holder into 6-2/3 shares of Common Stock and have the right to vote on all matters submitted to holders of the Common Stock on an as-if-converted basis. Each share of Preferred Stock would have the right to participate in all dividends declared on the Common Stock on an as-if-converted basis. In addition, each share of Preferred Stock would be entitled to a liquidation preference of $1.00 per share prior to any distributions to be made on the Common Stock and, after payment of such preference, would share, PARI PASSU, with any distributions made to holders of the Common Stock on an as-if-converted basis.

     The Letter of Credit also contemplated that TECH Cayman would continue to make available to the Company a $1,500,000 revolving operating line of credit. The line of credit would continue to be secured by a security interest in the Company's assets, bear interest at the rate of 1% in excess of the prime rate and have a term of three years. The Company also agreed to pay TECH a fee of $200,000 payable in monthly installments of $25,000 each beginning December 1, 1998 through June 30, 1999. The Company had previously paid TECH an aggregate of $100,000 for the period from July 31, 1998 through November 30, 1998. The Company has agreed to issue TECH warrants to purchase up to 4,750,000 shares of Common Stock at a price of $.15 per share (the "Common Stock Warrant"). The Common Stock Warrant would be immediately exercisable with respect to 1,500,000 shares, and become exercisable with respect to an additional 1,000,000 shares, 1,000,000 shares and 1,250,000 shares after the Company's Common Stock had closed at a price of at least $1.00, $2.00 and $3.00 per share, respectively, for a period of ten days. TECH Cayman also has the right to designate a majority of the nominees for election to the Board of Directors. John van Leeuwen and Manuel Schiappa Pietra, both of whom are officers and employees of TECH, are members of the Board of Directors of the Company, as designees of TECH Cayman.


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     On July 29, 1999, the Company entered into a Stock Purchase Agreement with
TECH Cayman (the "Purchase Agreement") in order to consummate the transactions contemplated by the Letter of Intent. Under the Purchase Agreement, TECH Cayman converted (a) $3,000,000 of indebtedness under the Credit Facility into 20,000,000 shares of the Company's Common Stock at a conversion price of $.15 per share (the "Shares") and (b) $100 of indebtedness under the Credit Facility into the Common Stock Warrant. The Shares and the Common Stock Warrant were issued in lieu of the Preferred Stock and Preferred Stock Warrant under the Letter of Intent at an equivalent price per share of Common Stock. As a result of these transactions, TECH Cayman is now the beneficial owner of an aggregate 24,750,000 shares of Common Stock, consisting of 20,000,000 shares of Common Stock and the Common Stock Warrant covering 4,750,000 shares of Common Stock, or approximately 79.7% of the current outstanding shares of Common Stock.

     In connection with the Purchase Agreement, the Company, TECH and TECH Cayman entered into an Acknowledgement and Amending Agreement pursuant to which the Credit Facility was assigned to TECH Cayman. TECH Cayman may continue to make discretionary advances to the Company under the Credit Facility.

     In connection with the Purchase Agreement, the Company and TECH entered into a Consulting Agreement under which TECH agreed to provide various consulting service to the Company. The Consulting Agreement has a term from July 1, 1999 through June 30, 2001 and provides for a consulting fee of $25,000 per month.

     The foregoing summary of certain provisions of the Purchase Agreement, Conversion Agreement, Common Stock Warrant and Consulting Agreement is qualified by the copies of such documents filed as Exhibits to this Form 8-K, and which are incorporated herein in its entirety by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.  Not applicable.

(b)  PRO FORMA FINANCIAL INFORMATION.  Not applicable.

(c)  EXHIBITS.


 Exhibit No.   Description
 -----------   -----------
 99.1          Purchase Agreement, dated as of July 29, 1999, between the
               Company and TECH Cayman.

 99.2          Common Stock Warrant, dated as of July 29, 1999, issued by the
               Company to TECH Cayman.

 99.3          Conversion Agreement, dated as of July 29, 1999, between the
               Company and TECH Cayman.

 99.4          Consulting Agreement, dated as of July 29, 1999, between the
               Company and TECH.

 99.5          Acknowledgment and Amending Agreement, dated as of July 29,
               1999 between the Company, TECH and TECH Cayman.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NICOLLET PROCESS ENGINEERING, INC.


                                       /s/ Evros Psiloyenis
                                       ------------------------------------
                                       By:  Evros Psiloyenis
                                       Its: President


Dated:    August 13, 1999


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                               INDEX TO EXHIBITS


Exhibit No.  Description                                      Method
-----------  -----------                                      ------
99.1         Purchase Agreement, dated as of July 29,         Filed herewith.
             1999, between the Company and TECH Cayman.

99.2         Common Stock Warrant, dated as of July 29,       Filed herewith.
             1999, issued by the Company to TECH Cayman.

99.3         Conversion Agreement, dated as of July 29,       Filed herewith.
             1999, between the Company and TECH Cayman.

99.4         Consulting Agreement, dated as of July 29,       Filed herewith.
             1999, between the Company and TECH.

99.5         Acknowledgment and Amending Agreement,           Filed herewith.
             dated as of July 29, 1999, between the
             Company, TECH and TECH Cayman.


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